UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RCC Residential Portfolio, Inc. (“RCC Portfolio”) and RCC Residential Portfolio TRS, Inc. (“RCC TRS”), each an indirect wholly-owned subsidiary of Resource Capital Corp. (“RCC”), entered into a $285,000,000 Master Repurchase and Securities Contract dated as of June 20, 2014 with Wells Fargo Bank, National Association (“Wells Fargo”), to be used to finance RCC’s residential real estate investment business (the “Repurchase Facility”). Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The financing provided by the Repurchase Facility matures no later than June 22, 2015.

The Repurchase Facility contains margin call provisions that provide Wells Fargo with certain rights where there has been a decline in the value of purchased assets (“Margin Deficit”) that has not been remedied by increasing the purchase price of other assets. Under these circumstances, Wells Fargo may require RCC Portfolio and RCC TRS to transfer cash in an amount necessary to eliminate such Margin Deficit.

In connection with the Repurchase Facility, RCC fully guaranteed all payments and performance under the Repurchase Facility pursuant to a guaranty agreement.

The Repurchase Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of RCC Portfolio, RCC TRS or RCC; breaches of covenants and/or certain representations and warranties; performance defaults by RCC Portfolio, RCC TRS or RCC; or a judgment which RCC Portfolio, RCC TRS or RCC has not insured against. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Facility and the liquidation by Wells Fargo of purchased assets then subject to the Repurchase Facility.

The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and RCC’s guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Master Repurchase and Securities Contract dated as of June 20, 2014 with Wells Fargo Bank, National Association.

99.2	Guarantee Agreement dated as of June 20, 2014, made by Resource Capital Corp., as guarantor, in favor of Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource Capital Corp.

Dated: June 26, 2014	By:	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer and Secretary